Exhibit 10.2

CONTRIBUTION AGREEMENT

between

ONEX DIRECT LENDING BDC FUND,

as Transferor

and

ONEX DIRECT LENDING BDC SPV, LLC,

as Transferee

Dated as of October 3, 2024

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Other Terms	3
Section 1.3	Computation of Time Periods	3
Section 1.4	Interpretation. Section 1.04 of the Loan Agreement is hereby incorporated into this agreement, mutatis mutandis	4

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.1	Conveyances	4
Section 2.2	Indemnification	7

ARTICLE III

PARTICIPATIONS

Section 3.1	Transferor’s Representations and Warranties	8

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Transferor’s Representations and Warranties	8
Section 4.2	Reaffirmation of Representations and Warranties by the Transferor	14
Section 4.3	Representations and Warranties of the Transferee	14

ARTICLE V

COVENANTS OF THE TRANSFEROR

Section 5.1	Covenants of the Transferor	16
ARTICLE VI

WARRANTY COLLATERAL OBLIGATIONS

Section 6.1	Warranty Collateral Obligations	18

-i-

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1	Conditions Precedent	19
ARTICLE VIII

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE TRANSFERRED ASSETS

Section 8.1	Rights of the Transferee	19
ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1	Amendments, Etc.	20
Section 9.2	Governing Law; Submission to Jurisdiction	20
Section 9.3	Notices	20
Section 9.4	Severability of Provisions	21
Section 9.5	Further Assurances	21
Section 9.6	No Waiver; Cumulative Remedies	22
Section 9.7	Counterparts	22
Section 9.8	Binding Effect; Successor Entities	22
Section 9.9	Merger and Integration	23
Section 9.10	Headings	23
Section 9.11	Non-Petition; Limited Recourse	23

-ii-

This CONTRIBUTION AGREEMENT, dated as of October 3, 2024 (as amended, supplemented or otherwise modified, this “Agreement”), between Onex Direct Lending BDC Fund, a Delaware statutory trust, as transferor (in such capacity, the “Transferor”), and Onex Direct Lending BDC SPV, LLC, a Delaware limited liability company, as transferee (in such capacity, the “Transferee”).

W I T N E S S E T H:

WHEREAS, the Transferee desires to acquire from the Transferor certain loans (including any Participations therein) and related assets existing on the Closing Date and from time to time thereafter;

WHEREAS, the Transferor desires to assign, transfer, grant, convey or otherwise contribute certain loans, related assets and all of the Transferor’s right, title and interest in and to the Transferred Assets (or, in the case of a Participation prior to elevation of such Participation to an assignment of the applicable loan, an undivided participation interest in such Transferred Assets as set forth herein and in the Master Participation Agreement) as a contribution to the capital of the Transferee on the Closing Date and from time to time on each Conveyance Date;

WHEREAS, the Transferee and Transferor desire to consummate such assignments and contributions upon the terms and conditions hereinafter set forth;

WHEREAS, Transferor is the direct owner of all of the limited liability company interests of the Transferee and will receive substantial benefits from the transactions contemplated herein;

WHEREAS, it is the Transferor’s and the Transferee’s intention that each conveyance of Transferred Assets hereunder is a “true contribution” for all purposes (other than for tax purposes), such that, upon the making of a contribution, the Transferred Assets will constitute property of the Transferee from and after the applicable Conveyance Date;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Transferee and the Transferor, intending to be legally bound hereby, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

“Agreement” has the meaning set forth in the preamble hereto.

“Collections” shall mean all funds and property received in respect of the Transferred Assets and each Participation transferred hereunder, including (i) all proceeds received from the disposition of any Transferred Assets and (ii) all interest proceeds and principal proceeds in respect of any Transferred Asset.

“Convey” means to transfer, assign, contribute, grant, deliver or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Conveyance Date” shall mean each date a Transferred Asset is Conveyed from Transferor to Transferee.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Insolvency Proceeding” has the meaning set forth in Section 9.11.

“Loan Agreement” means the Loan and Servicing Agreement, dated as of the date hereof, by and among the Onex Direct Lending BDC SPV, LLC, as the borrower, the Transferor, Onex Direct Lending BDC Fund, as the servicer, Sumitomo Mitsui Banking Corporation, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), the Lenders party from time to time thereto, U.S. Bank National Association, as the account bank and as the collateral custodian, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Loan Asset” has the meaning set forth in the Loan Agreement.

“Master Participation Agreement” has the meaning set forth in Section 3.1 hereof.

“Participations” has the meaning set forth in Section 3.1 hereof.

“Related Security” means, with respect to each Transferred Asset:

(a) all Portfolio Assets and any related property securing the Transferred Assets all payments paid to the Transferee in respect thereof and all monies due, to become due and paid to the Transferee in respect thereof accruing after the Advance Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Loan Asset and any of the foregoing;

(d) any guarantees or similar credit enhancement for an Obligor’s obligations under any Loan Asset, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Transferee thereunder and all rights, remedies, powers, privileges and claims of the Transferee thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Transferee at law or in equity);

(e) all Records with respect to such Loan Asset and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Schedule of Transferred Assets” has the meaning set forth in Section 2.1(a).

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transaction Documents” has the meaning set forth in the Loan Agreement.

“Transferee” has the meaning set forth in the preamble hereto.

“Transferor” has the meaning set forth in the preamble hereto.

“Transferred Assets” means (a) each Loan Asset (including each related Participation) set forth on the Schedule of Transferred Assets, together with all monies due or to become due in payment under such Loan on and after the settlement date therefor, including but not limited to all Collections therefor, Conveyed from the Transferor to the Transferee pursuant to the terms of this Agreement and (b) all Related Security with respect thereto.

“Underlying Instrument” means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Warranty Collateral Obligation” has the meaning set forth in Section 6.1.

Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.” Except as otherwise provided herein, terms not defined in this Agreement shall have the respective meanings set forth in the Loan Agreement.

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.4 Interpretation. Section 1.04 of the Loan Agreement is hereby incorporated into this agreement, mutatis mutandis.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Transferor hereby (i) irrevocably Conveys to the Transferee, absolutely and not as collateral security, without recourse, except as expressly provided herein, as a capital contribution to the Transferee, on the Closing Date, and the Transferee hereby accepts, acquires and receives from the Transferor on the Closing Date (the “Initial Conveyance”), and (ii) vests in the Transferee all of the Transferor’s right, title and interest in and to each Transferred Asset listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time in accordance with the Transaction Documents, the “Schedule of Transferred Assets”), together with all other Related Security and all proceeds of the foregoing. The Transferee hereby assumes from the Transferor and agrees to perform all obligations (then existing or thereafter arising) of the Transferor under Transferred Assets. The Transferor hereby agrees to protect and defend the Transferee’s ownership interest in the Transferred Assets against any claim asserting the continuing ownership thereof by the Transferor.

(b) In the event the Transferee agrees, from time to time after the Closing Date, to acquire additional Transferred Assets (including Related Security) from the Transferor (the date of the proposed Conveyance, a “Subsequent Conveyance Date”, and each such conveyance being herein called a “Subsequent Conveyance”), the Transferor shall provide to the Transferee a supplement to the Schedule of Transferred Assets identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Transferor shall Convey to the Transferee, and the Transferee shall acquire, on the applicable Subsequent Conveyance Date, all of the Transferor’s right, title and interest in and to each Transferred Asset then reported by the Transferor on the supplement to the Schedule of Transferred Assets, together with all other Related Security and all proceeds of the foregoing.

(c) It is the express intent of the Transferor and the Transferee that each Conveyance of Transferred Assets by the Transferor to the Transferee pursuant to this Agreement be construed as an absolute contribution of such Transferred Assets by the Transferor to the Transferee providing the Transferee with the full risks and benefits of ownership of such Transferred Assets as of the applicable Conveyance Date. Further, it is not the intention of the Transferor and the Transferee that any contribution be deemed a grant of a security interest in the Transferred Assets by the Transferor to the Transferee to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other Applicable Law and (ii) the Conveyances by the Transferor provided for in this Agreement shall be deemed to be, and the Transferor hereby grants to the Transferee (and the Transferee hereby assigns to the Collateral Agent, for the benefit of the Secured Parties), a perfected, first-priority security interest in, to and under all of the Transferor’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets, with all Related Securities and all proceeds of the foregoing. The possession by the Transferee (which shall be delivered to the Collateral Agent in accordance with the Loan Agreement) of notes, instruments and such other goods, money, documents, chattel paper or certificated securities shall be deemed to be “possession by or delivery to secured party” for purposes of perfecting the security interest pursuant to the UCC in force in the relevant jurisdiction (including Section 9-313(c)(1) thereof). Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Transferee for the purpose of perfecting such security interest under applicable law (except that nothing in this sentence shall cause any Person to be deemed to be an agent of the Transferee for any purpose other than for perfection of such security interest unless, and then only to the extent, expressly appointed and authorized by the Transferee in writing). The Transferee and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Transferee and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

(d) In connection with the Initial Conveyance, the Transferor agrees to file (or cause to be filed) on or about to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Transferor hereunder from time to time meeting the requirements under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect and protect the interests of the Transferee created hereby under the UCC against all creditors of, and purchasers from, the Transferor, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Transferee as soon as reasonably practicable after its receipt thereof.

(e) The Transferor and the Transferee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Transferee under Applicable Law and will be maintained as such throughout the term of this Agreement. The Transferor represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Transferor’s estate pursuant to Section 541 of the Bankruptcy Code. The Transferee assumes all risk relating to nonpayment or failure by the Obligors to make any distributions owed by them under the Transferred Assets.

(f) The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Transferee may reasonably request, in order to perfect or protect the interest of the Transferee in the Transferred Assets contributed hereunder or to enable the Transferee to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Transferee and mark its master computer records (or related sub-ledger) noting the Conveyance to the Transferee of the Transferred Assets. The Transferor hereby authorizes the Transferee to file and, to the fullest extent permitted by Applicable Law the Transferee shall be permitted to file initial financing statements, continuation statements and amendments thereto and assignments thereof without the Transferor’s further action; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) The Conveyance by the Transferor of the Transferred Assets to the Transferee has been acknowledged and recorded by the applicable administrative agent or agent under the applicable Underlying Instruments for each of the Transferred Assets set forth on Schedule of Transferred Assets.

(h) Each of the Transferor and the Transferee agrees that prior to the time of Conveyance of any Transferred Asset hereunder, the Transferee has no rights to or claim of benefit from any Transferred Asset (or any interest therein) owned by the Transferor.

(i) The Transferred Assets acquired, transferred to and assumed by the Transferee from the Transferor shall include the Transferor’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.

(j) Except as otherwise permitted under this Agreement or the Transaction Documents, the Transferor shall have no right hereunder to reacquire any of the Transferred Assets, and the Transferee shall be entitled to dispose of any Transferred Assets in its discretion (subject to the Loan Agreement) and shall have no duty or obligation to account to the Transferor in respect thereof nor any recourse to the Transferor in connection with any such disposition; provided, however, the Transferor shall be liable to the Transferee for all representations, warranties, indemnities and covenants made by the Transferor with respect to the Transferee pursuant to the terms herein.

(k) Each of the Transferor and the Transferee acknowledges, agrees, represents and warrants that (i) there are no other agreements related to the contribution of the Transferred Assets other than this Agreement, the Loan Agreement and any related assignment agreements, (ii) this Agreement (along with any related assignment agreements) and the Loan Agreement represent the entire agreement between the parties with respect to the transactions subject of and contemplated by this Agreement, (iii) this Agreement is not an attempt to hide the true agreement between the parties, and (iv) the parties to this Agreement do not and will not depart from its terms with respect to the matters subject hereof.

Section 2.2 Indemnification.

(a) Subject always to Section 9.11, and without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Transferor agrees to indemnify the Transferee on its own behalf and on behalf of its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any Indemnified Party by reason of or arising out of (a) any acts or omissions of the Transferor in its capacity as Transferor in breach of any of its agreements or covenants under any Transaction Document or the transactions contemplated thereby or (b) any breach of any representation or warranty of the Transferor contained in any Transaction Document or in any certification or written material delivered by the Transferor pursuant to any Transaction Document, excluding, however, (i) Indemnified Amounts in respect of any Transferred Asset due to an Obligor’s insolvency, bankruptcy or lack of creditworthiness, (ii) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (iii) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset, (iv) any Excluded Taxes and Taxes indemnifiable under the Loan Agreement and (v) Indemnified Amounts resulting from the performance or non-performance of the Transferred Assets.

(b) Any amounts subject to the indemnification provisions of this Section 2.2 shall be paid by the Transferor to the Indemnified Party within ten (10) Business Days following receipt by the Transferor of such Person’s written demand therefor.

(c) If for any reason the indemnification provided above in this Section 2.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Transferor, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Transferor shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 2.2(a).

(d) Indemnification under this Section 2.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

(e) The Transferor acknowledges that, pursuant to the Loan Agreement, the Transferee will assign its rights of indemnity granted hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (i) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Transferee hereunder and may in turn assign such rights as permitted by the Loan Agreement, and (ii) the obligations of the Transferor under this Section 2.2 shall inure to the Collateral Agent, for the benefit of the Secured Parties. The Transferor agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, or the assignee of any such Person, as applicable, may enforce directly, without joinder of the Transferee, the indemnities set forth in this Section 2.2.

ARTICLE III

PARTICIPATIONS

Section 3.1 Transferor’s Representations and Warranties. Pending the receipt of any required consents to, and the effectiveness of, the assignment of the Transferred Assets designated as Participations on the Closing Date on the Schedule of Transferred Assets hereto and set forth in the applicable schedule to the Master Participation Agreement from the Transferor to the Transferee in accordance with the applicable Underlying Instruments, the Transferor hereby agrees to contribute to the Transferee a 100% undivided participation in such Transferred Assets (each, a “Participation”), pursuant to the terms of that certain Master Participation Agreement for Par/Near Par Trades (the “Master Participation Agreement”) attached hereto as Exhibit A, to be entered into on, and effective as of, the Closing Date. In connection with each such Participation, the Transferor further agrees to enter into any other agreements or documents as the Transferee may determine reasonably necessary or advisable in connection therewith:

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Transferor’s Representations and Warranties. The Transferor hereby represents and warrants to the Transferee as of the Closing Date and as of each Conveyance Date (except for representations and warranties that relate to another specific date only), for the benefit of the Transferee and each of its successors and assigns, that:

(a) Organization and Good Standing. The Transferor is a statutory trust, duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except, in the case of foreign qualifications, where failure to be in good standing or obtain such licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority. The Transferor has the power and authority to own, pledge, mortgage, operate and Convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations and the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Transferor, (ii) do not contravene or cause the Transferor to be in default under (A) its certificate of trust or its governing document, (B) any contractual restriction with respect to any indebtedness of the Transferor or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, note or other agreement or instrument binding on or affecting it or its property or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement).

(d) Execution and Delivery. This Agreement and each other Transaction Document to which the Transferor is a party have been duly executed and delivered by the Transferor.

(e) Governmental Authorization. No approval by, consent of, notice to, filing with or permits, licenses, qualifications or other action by any governmental authority having jurisdiction over it or its properties is required or necessary for the conduct of the Transferor’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Transferor of this Agreement or any of the Transaction Documents to which it is a party, other than consents, notices, filings and other actions which have been obtained or made (or will be obtained or made substantially simultaneously with the Closing Date), and continuation statements and renewals in respect thereof.

(f) Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing.

(g) No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, (iii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Transferee of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (iv) seeking any determination or ruling that would reasonably be expected to have a materially adverse effect on any of the Transferred Assets.

(h) Legal Compliance. The Transferor has complied and will comply with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets.

(i) Taxes. The Transferor has timely filed (on a consolidated basis or otherwise) all tax returns required to be filed by, or on behalf of, or with respect to the income, assets or properties of it (subject to any extensions to properly file the same) relating to the Transferred Assets, is not liable for Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Transferor or with respect to its assets or property except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books. No Tax lien (other than a Permitted Lien) or adverse claim has been filed with respect to the income or property of the Transferor, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Transferee in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(j) Place of Business. The principal place of business of the Transferor, and the offices where the Transferor keeps all its records, are located at its address specified in Section 9.3, or such other locations notified to the Transferee in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Transferor has been in existence) there have not been, any other locations where the Transferor is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k) Ownership; Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Transferee and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Transferee; the Transferred Assets are comprised of “instruments,” “security entitlements,” “general intangibles,” “certificated securities,” “uncertificated securities,” “securities accounts,” “investment property,” “accounts,” “cash,” “deposit accounts” and “proceeds” and such other categories of collateral under the applicable UCC as to which the Transferor has complied with its obligations as set forth herein; the Transferor has received all consents and approvals required by the terms of any Transferred Asset to the Conveyance and granting of a security interest in the Transferred Assets hereunder to the Transferee and the Collateral Agent, as assignee on behalf of the Secured Parties; the Transferor has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the applicable jurisdiction; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Transferee or its designee; none of the underlying promissory notes that constitute or evidence any Transferred Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Transferee or the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such Certificated Security has been delivered to the Transferee or its designee and, if in registered form, has been specially Indorsed (within the meaning of the

UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Transferor of such Certificated Security; and in the case of an uncertificated security, by (A) causing the Collateral Agent to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(l) Fair Consideration; No Avoidance for Transferred Asset Payments. With respect to each Transferred Asset transferred hereunder, the Transferor contributed such Transferred Asset to the Transferee in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Transferor to the Transferee and, accordingly, no such Conveyance is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Transferor.

(m) Eligibility of Transferred Assets. Each Transferred Asset Conveyed hereunder is, at the time of such Conveyance, an Eligible Loan Asset. As of each Conveyance Date, each supplement to the Schedule of Transferred Assets is an accurate and complete listing of all the Transferred Assets and other Transferred Assets hereunder as of such Conveyance Date.

(n) Adequate Capitalization; No Insolvency. The Transferor is adequately capitalized and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. The Transferor is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Transferor executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(o) True Contribution. Each Transferred Asset Conveyed hereunder shall have been Conveyed by the Transferor to the Transferee in a “true contribution.”

(p) Good Title to Conveyed Transferred Assets.

i. In respect of each Initial Conveyance, the Transferor, as of the date of such Initial Conveyance, has not assigned, pledged or otherwise conveyed or encumbered any interest in each Transferred Asset to any other person, which assignment, pledge, conveyance or encumbrance remains effective as of the applicable Conveyance Date. Immediately prior to the transfer of any of the Transferred Asset by the Transferee from the Transferor, such Transferred Asset is free and clear of any lien, encumbrance or impediment to transfer created by Transferor (including any adverse claim), and the Transferor is the sole record and beneficial owner of and has good and marketable title to and the right to transfer such Transferred Asset to the Transferee and, upon the Conveyance of such Transferred Asset to the Transferee, the Transferee shall be the sole owner of such Transferred Asset free of any adverse claim created by the Transferor.

ii. In respect of each Subsequent Conveyance, the Transferor has not assigned, pledged or otherwise conveyed or encumbered any interest in the Transferred Assets being Conveyed to any other person, which assignment, pledge, conveyance or encumbrance remains effective as of the applicable Conveyance Date. Immediately prior to the Conveyance of any of the Transferred Asset by the Transferee from the Transferor, such Transferred Asset is free and clear of any lien, encumbrance or impediment to transfer created by Transferor (including any adverse claim), and the Transferor is the sole record and beneficial owner of and has good and marketable title to and the right to transfer such Transferred Asset to the Transferee and, upon the Conveyance of such Transferred Asset to the Transferee, the Transferee shall be the sole owner of such Transferred Asset free of any adverse claim created by the Transferor.

(q) True and Complete Information. All written information, exhibits, financial statements, documents, books, records or reports furnished by or on behalf of the Transferor to the Transferee or the Administrative Agent in connection with this Agreement are, as of their respective date, accurate, true and correct in all material respects and no such document or certificate omits to state a material fact or any fact necessary to make the statements contained therein not misleading in all material respects; provided that solely with respect to written or electronic information furnished by the Transferor or on its behalf which was provided to the Transferor from an Obligor (or the underlying administrative agent or underwriter) with respect to a Transferred Asset (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the knowledge of the Transferor.

(r) Transferred Assets. The information contained in Schedule A is true, correct and complete in all material respects as of each such Conveyance Date.

(s) Payment in Full. On the applicable Conveyance Date for each Transferred Asset, the Transferor had no knowledge of any fact which leads it to expect that any payments on the applicable Transferred Asset will not be paid in full when due or to expect any other Material Adverse Effect.

(t) No Brokers or Finders. No broker or finder acting on behalf of the Transferor was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Transferor has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(u) Special Purpose Entity. Other than for tax purposes, the Transferee is an entity with assets and liabilities separate and distinct from those of the Transferor and any Affiliates thereof and the Transferor hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Transferee’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement except as required for tax and consolidated accounting purposes, the Transferor shall take all reasonable steps, including all steps that the Transferee or the Administrative Agent may from time to time reasonably request, to maintain the Transferee’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor, and to make it manifest to third parties that the Transferee is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate.

(v) Set-Off, etc. At the time of Conveyance of a Transferred Asset, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or by the Obligor thereof, and at such time such Transferred Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Transferor or by the Obligor with respect thereto, except, in each case, for any compromise, adjustment, extension, satisfaction, subordination, rescission, set-off or modification, if any, to such Transferred Asset otherwise permitted under the Transaction Documents.

(w) No Fraud. Each Transferred Asset was originated or acquired without any fraud or misrepresentation by the Transferor or, to the Transferor’s knowledge, on the part of the related Obligor.

(x) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Transferor.

(y) Conditions Precedent. The Transferor represents that the conditions described in Section 7.1 hereof have been satisfied with respect to each Conveyance.

(z) Conveyance Date. If prior to any Conveyance Date any matter certified to herein by the Transferor will not be true and correct at such time as if then made, the Transferor will promptly so notify the Transferee. Except to the extent, if any, that prior to each Conveyance Date the Transferee shall receive written notice to the contrary from the Transferor, each matter certified to herein shall be deemed once again to be certified as true and correct on each Conveyance Date as if then made.

(aa) Eligible Loan Asset. The Transferor represents that each Transferred Asset constitutes an Eligible Loan Asset for inclusion in the Borrowing Base.

(bb) Accounting. Other than as required for Tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a Conveyance of the Transferred Assets by the Transferor to the Transferee.

(cc) Sanctions. None of the Transferor or any Subsidiary of the Transferor or any of their respective directors, officers, or, to the knowledge of the Transferor, employees, agents, trustees, administrators or managers is a Sanctioned Entity. To the Transferor’s knowledge, no investor or member of the Transferor is a Sanctioned Entity.

(dd) Selection Procedures. In selecting the Transferred Assets to be conveyed pursuant to the Agreement, no selection procedures were employed which are intended to be adverse to the interest to the Transferee.

(ee) Tradenames. The Transferor has no tradenames, fictitious names, assumed names, assumed names or “doing business as” names under which it has done or is doing business.

Section 4.2 Reaffirmation of Representations and Warranties by the Transferor. On the Closing Date and on each Conveyance Date, the Transferor, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) on and as of such day as though made on and as of such day (or, if such representation or warranty is limited to a specific date, such specific date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Transferee; (ii) the termination of the rights and obligations of the Transferee and the Transferor under this Agreement, (iii) the termination of the rights and obligations of the Transferee under the Loan Agreement and (iv) any subsequent Conveyance of the Transferred Assets by the Transferee (including its grant of security interest in, to and under the Transferred Assets pursuant to the Loan Agreement) and such representations and warranties may not be waived by any party hereto without the consent of the Administrative Agent. Upon discovery by a Responsible Officer of the Transferee or the Transferor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

Section 4.3 Representations and Warranties of the Transferee. The Transferee represents and warrants to the Transferor as of the Closing Date and as of each Conveyance Date (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Conveyance Date) that:

(a) Organization, Good Standing and Due Qualification. The Transferee is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and, except where failure to do so would not cause a Material Adverse Effect, all licenses necessary to own its assets and to transact the business in which it is engaged and, except, in the case of foreign qualifications, where failure to do so would not cause a Material Adverse Effect, is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Portfolio Assets require such qualification.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Transferee has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party.

(c) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Transferee of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than, in each case (x) such as have been met or obtained and are in full force and effect and (y) any consents, approvals, licenses, authorizations, registrations or declarations which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(d) Binding Obligation. This Agreement and each of the Transaction Documents to which the Transferee is a party constitutes the legal, valid and binding obligation of the Transferee, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the grant of the Portfolio Assets will not (i) create any Lien on the Portfolio Assets other than Permitted Liens or (ii) violate any Applicable Law or (iii) violate the organizational documents of the Transferee or any material contract or other agreement to which the Transferee is a party or by which the Transferee or any property or assets of the Transferee may be bound.

(f) Value Given. The Transferee has given fair consideration and reasonably equivalent value to the Transferor in exchange for the transfer of the Loan Assets (or any number of them) from the Transferor pursuant to this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Transferee to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(g) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to its knowledge, threatened against the Transferee or any properties of the Transferee, before any governmental authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Transferee is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Transferee is a party, (iii) with a claim amount, separately or in the aggregate with all other proceedings, in excess of $18,600, where the Transferee is generally not paying its debts as they become due or (iv) seeking any determination or ruling that, in each case, could reasonably be expected to have a Material Adverse Effect.

(h) Contribution Agreement. This Agreement and the other Transaction Documents (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Underlying Instrument) contemplated herein are the only agreements or arrangements pursuant to which the Transferee acquires the Transferred Assets Conveyed to it by the Transferor.

(i) Compliance with Law. The Transferee (i) has complied with all Applicable Law to which it may be subject and (ii) is not in violation of any order of any governmental authority or other board or tribunal. The Transferee has not received any notice that it is not in compliance in any respect with any of the requirements of the foregoing. The Transferee has maintained all records required to be maintained by any applicable governmental authority.

ARTICLE V

COVENANTS OF THE TRANSFEROR

Section 5.1 Covenants of the Transferor. The Transferor hereby covenants and agrees with the Transferee that, from the date hereof, and until all amounts owed by the Transferor pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Transferee otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Transferor shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and comply with all Applicable Laws, including those applicable to the Transferred Assets and all proceeds thereof.

(b) Maintenance of Existence and Conduct of Business. The Transferor shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a statutory trust and maintain its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a Delaware statutory trust in good standing and preserve its rights and franchises in the jurisdiction of its organization; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents and (iii) at all times maintain, preserve and protect any of its applicable licenses, permits, charters and registrations.

(c) Cash Management Systems; Deposit of Collections. The Transferor shall hold in trust for the benefit of the Transferee and its assignees all Proceeds received by it or its Affiliates with respect to the Transferred Assets (other than the Excluded Amounts) Conveyed to the Transferee, and shall transfer, or cause to be transferred, all Collections received by the Transferor to the Collection Account by the close of business on the Business Day following the date such Collections are received. The Transferor shall promptly remit to the Transferee or the Transferee’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Transferor receives after the applicable Conveyance Date.

(d) Books and Records. The Transferor shall maintain proper books of record and account in which full and correct entries shall be made of all transactions with the Transferee and the assets and business of the Transferor related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred in accordance with GAAP; maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder and keep and maintain all documents, books, records and other information necessary or advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Taxes. The Transferor will file on a timely basis all Tax returns required to be filed and will pay all Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Transferor).

(f) ERISA. The Transferor shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on its interest, if any, in any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(g) Liens. The Transferor shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents (other than the Lien covering this Agreement and existing on the Closing Date, which has been disclosed to the Administrative Agent) or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens and Liens which shall be released at the time of Conveyance to the Transferee. For the avoidance of doubt, this Section 5.1(g) shall not apply to any property retained by the Transferor and not Conveyed or purported to be Conveyed hereunder.

(h) Change of Name; Etc. The Transferor shall not change its name, identity or statutory trust structure or name under which it does business, in any manner that would make any financing statement, financing change statement or continuation statement filed by the Transferor or the Transferee (or by the Administrative Agent on behalf of the Transferor) in accordance with Section 2.1(d) seriously misleading or change its jurisdiction of organization, unless the Transferor shall have given the Transferee and the Administrative Agent at least 30 days prior written notice thereof (or such shorter notice period consented to by the Administrative Agent), and shall promptly file appropriate amendments to all previously filed financing statements, financing change statements and continuation statements that are necessary or desirable to fully perfect, preserve, maintain and protect the ownership interest of the Transferee under this Agreement.

(i) Contribution Characterization. Neither the Transferor nor any of its affiliates shall make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that the Transferor may consolidate the Transferee and/or its properties and other assets for accounting purposes in accordance with GAAP and, provided, further, that for U.S. federal income tax reporting purposes, the Transferee is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Transferor to the Transferee hereunder will not be recognized for U.S. federal income tax purposes.

(j) Commingling. The Transferor shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Transferred Assets into the Collection Account; provided that nothing in this clause (j) shall prohibit the Transferor from making capital contributions to the Transferee.

(k) Non-consolidation Opinion. The Transferor shall take all other actions necessary to maintain the accuracy of the factual assumptions applicable to the Transferor set forth in the legal opinion of Latham & Watkins LLP delivered on the Closing Date with respect to bankruptcy non-consolidation matters in connection with the Transaction Documents.

(l) Accounting. Other than for consolidated accounting purposes (and, if required, Tax purposes), the Transferor will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Transferor to the Transferee.

(m) Expenses. The Transferor shall pay its operating expenses and liabilities from its own assets.

(n) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Transferor, each Person directly or indirectly controlling the Transferor and each Subsidiary of the Transferor shall comply in all material respects with all applicable Anti-Money Laundering Laws and in all respects with applicable Anti-Corruption Laws, and shall maintain or remain subject to policies and procedures designed to promote and achieve compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, including customer identification and due diligence procedures in connection with the transactions contemplated herein. The Transferor shall not use the proceeds of the Conveyances in a manner that would constitute a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

(o) Compliance with Sanctions. The Transferor shall not, directly or (to its knowledge) indirectly, use the proceeds of any Conveyance hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other Person, (i) to fund any activities or business of or with a Sanctioned Entity, or (ii) in any manner that would constitute a violation of applicable Sanctions or would otherwise give rise to a violation by any Lender or any other Person of any Sanctions. The Transferor shall comply with all applicable Sanctions and shall maintain policies and procedures designed to promote and achieve compliance with applicable Sanctions. The Transferor shall notify Transferee, each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of a misrepresentation or breach of Section 4.1(cc) or this Section 5.1(o).

(p) Adverse Claims. The Transferor will not create, or participate in the creation of, or permit to exist, any Liens in relation to any Transferred Asset other than in accordance with the terms of the Transaction Documents.

(q) Notice to Agents and Obligors. The Transferor will direct any agent, administrative agent or obligor for any Loan Assets in the Transferred Assets to remit all payments and collections with respect to such Loan Asset directly to the Collection Account.

ARTICLE VI

WARRANTY COLLATERAL OBLIGATIONS

Section 6.1 Warranty Collateral Obligations. The Transferor agrees that, with respect to any Transferred Asset, in the event such Transferred Asset is subject to a Warranty Event and becomes a Warranty Loan Asset or there otherwise existed a breach of any representation or warranty relating to such Transferred Asset as set forth in Article IV hereof (each such Transferred Asset, a “Warranty Collateral Obligation”), the Transferee shall comply with Section 2.07(c) of the Loan Agreement with respect to such Warranty Collateral Obligation.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions Precedent. The obligations of the Transferee to effect the transfer of the Transferred Assets transferred on any Conveyance Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Transferor contained in this Agreement shall be true and correct on such Conveyance Date in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein);

(b) All information concerning the Transferred Assets provided to the Transferee and the Administrative Agent shall comply with the requirements set forth in Section 4.1(r);

(c) The Transferor shall have complied with all covenants required by this Agreement to be complied with by it on or before the applicable Conveyance Date;

(d) The Transferor shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(d); and

(e) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Transferee, and the Transferee shall have received from the Transferor copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Transferee may reasonably have requested.

ARTICLE VIII

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE TRANSFERRED ASSETS

Section 8.1 Rights of the Transferee.

(a) Except as set forth in Sections 6.1 with respect to the repurchase or Substitution of certain Loan Assets, the Transferee shall have no obligation to account for, replace, substitute or return any Transferred Assets to the Transferor. The Transferee shall have no obligation to account for or to return Interest Collections or Principal Collections, or any interest or other finance charge collected pursuant thereto, to the Transferor, irrespective of whether such Interest Collections and Principal Collections and charges are in excess of the Purchase Price for such Transferred Assets.

(b) The Transferee shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets and all of the Transferee’s right, title and interest in, to and under this Agreement, pursuant to the Loan Agreement.

(c) The Transferee shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Transferee and the Transferor and consented to in writing by the Administrative Agent. Any Conveyance or reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 9.2 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE NOTES OR TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding (whether in contract, tort or otherwise and whether at law or in equity). The parties hereto agree that a final judgment in any such action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, electronic mail or postage prepaid, to the intended party at the address of such party set forth below:

(a)   in the case of the Transferee:

Onex Direct Lending BDC SPV, LLC

930 Sylvan Avenue

Englewood Cliffs, NJ 07632

Attention: Zachary Drozd

Email: zdrozd@onex.com

(b)   in the case of the Transferor:

Onex Direct Lending BDC Fund

930 Sylvan Avenue

Englewood Cliffs, NJ 07632

Attention: Zachary Drozd

Email: zdrozd@onex.com

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement). All such notices and communications shall be effective, (a) if personally delivered, when received; (b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid; (c) if sent by two-day mail, two (2) Business Days after having been deposited in the mail, postage prepaid; (d) if sent by overnight courier, one (1) Business Day after having been given to such courier and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.5 Further Assurances.

(a) The Transferee and the Transferor each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to the Portfolio Assets. The Transferee and the Transferor agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Transferee and the Transferor hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Transferor shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request in the possession of (or reasonably obtainable without undue burden by) the Transferor, all in reasonable detail.

Section 9.6 No Waiver; Cumulative Remedies. No failure on the part of the Transferee, the Transferor or the Administrative Agent to exercise and no delay in exercising, on the part of the Transferee or the Transferor, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. Any reference to “execute”, “executed”, “sign” or “signed” or any other like term shall refer to execution by any form of signature acceptable to the parties hereto, whether manual, PDF or DocuSign. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 9.8 Binding Effect; Successor Entities. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. To the extent that any Transferred Asset requires that any transferee of an interest therein must execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the holder thereof with respect to such Transferred Asset or portion thereof being transferred, and such an agreement has not already been executed and delivered, the parties hereto intend that this Agreement shall constitute such an assignment and assumption agreement (within the meaning of such Transferred Asset) with respect to the transfer of such Transferred Asset to the Transferee and the Transferee may enter into an omnibus assignment and assumption agreement to evidence such assignment and assumption pursuant to this Agreement. The Transferor and Transferee acknowledge that the Transferee has, pursuant to the Loan Agreement, pledged and granted to the Collateral Agent a security interest in and lien on all of the Transferee’s rights hereunder to secure the Portfolio Assets and the other Obligations (as defined in the Loan Agreement), and the Transferor and Transferee agree that the Collateral Agent for the benefit of the Secured Parties, the Administrative Agent and each Lender are intended third party beneficiaries of this Agreement entitled to enforce the same on behalf of the Transferee.

Section 9.9 Merger and Integration. Except as specifically stated otherwise herein and the other Transaction Documents, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

Section 9.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.11 Non-Petition; Limited Recourse.

(a) The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Transferee any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy, insolvency or similar laws (an “Insolvency Proceeding”) so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day from the date on which all amounts owed by the Transferor pursuant to this Agreement have been paid in full. The Transferee shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Insolvency Proceeding commenced by any Person in violation of this Section 9.11. The Transferee hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Insolvency Proceeding to enforce each and every covenant contained in this Section 9.11, as third party beneficiaries of this Agreement.

(b) The Transferor hereby acknowledges and agrees that no recourse under any obligation, covenant, or agreement of the Transferee contained in the Transaction Documents may be sought by it against any officer, director, employee, member, partner, general partner or manager of the Transferee, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the Transaction Documents are corporate obligations of the Transferee only. The Transferor hereby acknowledges and agrees that no personal liability shall attach to or be incurred by any officer, director, employee, member, partner, general partner or manager of the Transferee, or any of them, under or by reason of any of the obligations, covenants or agreements of the Transferee contained in any Transaction Document, or implied therefrom, and any and all personal liability of every such officer, director, employee, member, partner, general partner or manager for breaches by the Transferee of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such officer, director, employee, member, partner, general partner or manager is hereby deemed expressly waived by the parties hereto. The provisions of this Section 9.11(b) shall survive the expiration or termination of this Agreement and all other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Transferee and the Transferor each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

Onex Direct Lending BDC Fund, as Transferor

By:	/s/ Zachary Drozd
Name: Zachary Drozd
Title: General Counsel and Chief Compliance
Officer

[Signature Page to Contribution Agreement]

Onex Direct Lending BDC SPV, LLC, as Transferee

By:	/s/ Zachary Drozd
Name: Zachary Drozd
Title: General Counsel

[Signature Page to Contribution Agreement]